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                                                                EXHIBIT 10(iii)B
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                                 LOAN AGREEMENT

                            Dated as of April 3, 1998


                                     between


                       ASSET XVI HOLDINGS COMPANY, L.L.C.,
                             as Lessor and Borrower


                                       and


                             BANK ONE, TEXAS, N.A.,
                                    as Lender

                 -----------------------------------------------

                                 Lease Financing
                         for Eagle USA Airfreight, Inc.
                          Corporate Real Estate Program



================================================================================

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                               TABLE OF CONTENTS
                                (Loan Agreement)


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SECTION 1        DEFINITIONS; INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2        AMOUNT AND TERMS OF COMMITMENT; REPAYMENT AND PREPAYMENT OF LOAN . . . . . . . . . . . . . . . . . .  1
         SECTION 2.1 Commitment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         SECTION 2.2 Note.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         SECTION 2.3 Scheduled Principal Repayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 2.4 Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.5 Interest on Overdue Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         SECTION 2.6 Discretion of Lender as to Manner of Funding . . . . . . . . . . . . . . . . . . . . . . . . . .  6

SECTION 3        RECEIPT, DISTRIBUTION AND APPLICATION OF CERTAIN PAYMENTS IN RESPECT OF LEASE AND LEASED PROPERTY  .  7
         SECTION 3.1 Distribution and Application of Rent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         SECTION 3.2 Distribution and Application of Certain Payments.  . . . . . . . . . . . . . . . . . . . . . . .  7
         SECTION 3.3 Distribution and Application of Lessee Payment
                          of a Recourse Deficiency Amount Upon Exercise of
                          Remarketing Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         SECTION 3.4 Distribution and Application of Remarketing
                          Proceeds of Leased Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 3.5 Distribution and Application of Payments
                          Received When an Event of Default Exists or Has
                          Ceased to Exist Following Rejection of the Lease. . . . . . . . . . . . . . . . . . . . . .  8
         SECTION 3.6 Distribution of Other Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         SECTION 3.7 Reinvestment Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

SECTION 4        THE LESSOR; EXERCISE OF REMEDIES UNDER LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         SECTION 4.1 Covenant of Lessor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         SECTION 4.2 Lessor Obligations Nonrecourse; Payment from
                          Certain Lease Obligations and Certain Proceeds
                          of Leased Property Only.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         SECTION 4.3 Exercise of Remedies Under Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

SECTION 5        LOAN EVENTS OF DEFAULT; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         SECTION 5.1 Loan Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         SECTION 5.2 Loan Event of Default; Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
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SECTION 6        MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         SECTION 6.1 Amendments and Waivers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         SECTION 6.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         SECTION 6.3 No Waiver; Cumulative Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         SECTION 6.4 Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         SECTION 6.5 Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         SECTION 6.6 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         SECTION 6.7 Survival and Termination of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         SECTION 6.8 Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         SECTION 6.9 Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         SECTION 6.10 No Recourse.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         SECTION 6.11 Limitation on Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         SECTION 6.12 Waiver of Consumer Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

APPENDIX I       Definitions and Interpretation
APPENDIX II      Form of Note
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                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of April 3, 1998, is between ASSET XVI HOLDINGS COMPANY, L.L.C., a Massachusetts limited liability company, as Lessor and Borrower, and BANK ONE, TEXAS, N.A., a national banking association, as Lender.

                             PRELIMINARY STATEMENT

         In accordance with the terms and provisions of this Loan Agreement, the Participation Agreement, the Lease and the other Operative Documents, (i) the Lessor intends to acquire Parcels of the Land and lease the Parcels to the Lessee, (ii) the Lessee has agreed to construct Improvements on certain of the Parcels for the Lessor and to lease all Improvements from the Lessor as part of the Leased Property under the Lease, (iii) the Lessor now wishes to obtain, and the Lender is willing to provide, funding in the amount of up to $19,000,000 for the acquisition of the Parcels and certain Improvements and the construction of certain Improvements thereon.

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Loan Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1        DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix I hereto for all purposes hereof and the rules of interpretation set forth in Appendix I hereto shall apply to this Loan Agreement.

          SECTION 2 AMOUNT AND TERMS OF COMMITMENT; REPAYMENT AND PREPAYMENT OF LOAN

         SECTION 2.1 Commitment. Subject to the terms and conditions hereof and of the Participation Agreement, the Lender agrees to make available to the Lessor a construction and term loan in the principal amount of up to $19,000,000 (the "Loan"). The Loan shall be divided into separate Parcel Tranches for each of the Properties, consisting of the aggregate amount of Loan Advances made with respect to each Property in order to fund the Property Costs thereof. The Lessor shall apply the proceeds of the Loan to the payment of the Property Costs of the Leased Property in accordance with the Participation Agreement. As provided in Section 2.2 of the Participation Agreement, the Lender shall from time to time make Loan Advances to the Lessee acting on behalf of the Lessor, either pursuant to a Funding Requisition substantially in the form attached to the Participation Agreement as Appendix II or, in the case of interest due on the Loan in respect of each Parcel on each Loan Payment Date to and including the related Parcel Completion Date, pursuant to the procedure provided in Section 2.2(c) of the Participation Agreement. Loan Advances shall be allocated by the Lender to the Parcel Tranche for the Property identified in each Funding Requisition, provided that, in the case of the initial Funding Requisition hereunder and in





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any case in which the Lender determines that any proceeds of a Loan Advance should be allocated to a Parcel Tranche other than the Parcel Tranche for the Property identified in the related Funding Requisition, the allocation shall be made in accordance with the Lender's determination, in the absence of manifest error, and notice of which determination shall be given to Lessee and Lessor.

         SECTION 2.2 Note. The Loan shall be evidenced by the promissory note of the Lessor (the "Note"), substantially in the form of Appendix II hereto with appropriate insertions, duly executed by the Lessor, payable to the order of the Lender. The Note shall be dated as of the date hereof and delivered to the Lender on the Closing Date in accordance with Section 3.1 of the Participation Agreement. The Note, each Parcel Tranche and all Loan Advances made from time to time in respect thereof, shall (i) be stated to mature on the Lease Termination Date, (ii) bear interest on the unpaid principal amount thereof from time to time outstanding at the interest rates determined as provided, and payable as specified, in Section 2.4 and (iii) be payable as to principal as provided in Section 2.3. Upon the occurrence of an Event of Default under clause (g) of Article XIII of the Lease, or upon an Acceleration as described in Section 15.3 of the Lease, the Note shall automatically become due and payable in full.

         SECTION 2.3 Scheduled Principal Repayment. The principal amount of the Loan shall be divided into one or more Parcel Tranches corresponding to the number of Properties then comprising the Leased Property. The Lessor shall make payments on account of each such Parcel Tranche beginning on the first Loan Payment Date which is 24 months after the related Parcel Closing Date. The amount of each such principal payment shall be in accordance with the Parcel Tranche Payment Schedule to be delivered by the Lender to the Lessor and the Lessee on each Parcel Closing Date, as amended by Lender on the related Parcel Completion Date, as necessary. If any such Loan Payment Date is not also the last day of an Interest Period (i.e. with respect to an Interest Period having a duration longer than one month), the Lender shall deposit such funds in the Reinvestment Account and hold such funds for application in reduction of the principal balance of the Loan on the last day of the then-current Interest Period. Pursuant to the Lease, the Lessee is obligated to pay Scheduled Rent in respect of such principal as the same becomes due under this Loan Agreement. The Lender shall apply such amounts as determined in Section 3.1 hereof. Lender shall maintain each Parcel Tranche Payment Schedule, each of which is subject to revision by the parties hereto in the circumstances and according to the guidelines for adjustments to Appendix II of each Parcel Lease Supplement set forth in Section 4.1 of the Lease. Except in connection with an early payment or acceleration of Basic Rent or the Lease Termination Date under the Lease due to (i) an Event of Default under the Lease, (ii) an Acceleration, (iii) the Lessee's exercise of the Purchase Option, (iv) the Lessee's exercise of the Remarketing Option, or (v) the receipt of amounts under the Lease in respect of a Casualty or a Condemnation, the Lessor shall have no option or right, without the prior consent of the Lender, to prepay the Loan whether in whole or in part.






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         SECTION 2.4 Interest.

         (a) Loan Advances. Except as otherwise provided with respect to Loan Advances made in relation to interest due and payable on the Note pursuant to Section 2.2 (c) of the Participation Agreement, each Loan Advance shall be made in the form of a LIBOR Rate Loan, unless (i) the Lessee shall make an election pursuant to a Funding Requisition for the Loan Advance to be in the form of a Base Rate Loan, (ii) the Funding Date requested therein shall be a date other than the first day of an Interest Period, or (iii) the Lender shall have given notice of the occurrence of the circumstances described in Section
2.4 (f)(i) or Section 2.4 (f)(iii) hereof, in any of which cases such Loan Advance will be in the form of a Base Rate Loan. The aggregate unpaid principal amount of the Base Rate Loans and the LIBOR Rate Loans at any one time outstanding shall not exceed the Loan Commitment.

         Each Loan Advance shall be made pursuant to a Funding Requisition executed and delivered by Lessee to Lender pursuant to Section 2.2 of the Participation Agreement, which Funding Requisition shall specify (a) the total amount of the Loan Advance (b) the Funding Date of the Loan Advance, (c) the Parcel(s) to which it relates, and (d) if applicable, whether the Lessee elects that the Loan Advance is to be a Base Rate Loan.

         (b) Interest. Subject to the provisions of Section 6.11 hereof, the Lessor shall pay interest (computed, to the extent such computation would not result in interest in excess of that which is permitted by Applicable Law, using the actual number of days elapsed and a 360-day year) on the unpaid principal amount of each Loan Advance from the Funding Date of each such Loan Advance, at the following rates per annum, not exceeding in either case the highest rate permitted by Applicable Law:

                 (i) Base Rate Loans. With respect to each Base Rate Loan, a rate per annum equal at all times to the Base Rate in effect from time to time, payable monthly on each Loan Payment Date; and

                 (ii) LIBOR Rate Loans. With respect to each LIBOR Rate Loan, a rate per annum (the "Applicable LIBOR Rate") (A) during each Interest Period commencing prior to the Final Completion Date, equal to the Interim LIBOR Rate and (B) during each Interest Period commencing on and after the Final Completion Date, equal to the sum of the Adjusted LIBOR Rate for such Interest Period plus (I) 1.45% per annum, payable monthly on each Loan Payment Date.

        (c) Conversion and Continuation of Loan. Five Business Days prior to the beginning of each Interest Period, the Lessee may request that the Lender determine the Adjusted LIBOR Rate applicable to such Interest Period and the Lender shall notify the Lessee of such Adjusted LIBOR Rate. Each LIBOR Rate Loan shall automatically be continued for another Interest Period of the same duration, unless the Lessee shall elect to convert all or any part thereof to a Base Rate Loan by written notice to the Lender given on any day which is at least three Business Days before the






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beginning of the next succeeding Interest Period. Except to the extent that the
Base Rate applies as a result of any circumstance described in Section 2.4 (f) hereof, the Lessee may elect to convert any Base Rate Loan to a LIBOR Rate
Loan, (i) if a LIBOR Rate Loan shall be outstanding at the time of such election, effective on the first day of the next succeeding Interest Period, or
(ii) if no LIBOR Rate Loan shall be outstanding at the time of such election, effective on any date at least three but not more than five Business Days after such election. Prior to the Final Completion Date, unless the Lessee shall notify the Lender to the contrary and except in the event that the Base Rate applies as a result of any circumstance described in Section 2.4 (f) hereof, each Base Rate Loan shall be automatically converted to a LIBOR Rate Loan on the next Loan Payment Date. The Lessee may elect at the end of any Interest Period with respect thereto to convert a LIBOR Rate Loan into a Base Rate Loan. Notwithstanding the foregoing, (i) there shall be only one Interest Period applicable at any time for all Loan Advances outstanding hereunder as LIBOR
Rate Loans, (ii) the first such Interest Period shall commence on the Funding Date of the first LIBOR Rate Loan borrowed hereunder and (iii) any Loan
Advances thereafter requested as or converted to LIBOR Rate Loans may only be so requested or converted effective on the first day of the subsequent Interest Period. Effective as of the Final Completion Date, all of the Parcel Tranches shall be coordinated for the purpose of setting interest rates hereunder as if all of them, together were a single Loan, which (unless the Lessee shall otherwise elect a conversion to a Base Rate Loan, and except in the event that the Base Rate applies a result of any of the circumstances set forth in Section
2.4 (f) below) shall be a LIBOR Rate Loan having an Interest Period commencing on the Final Completion Date and having a duration of one, two, three or six months, as the Lessee may select. Each such election and selection made under this Section 2.4 (c) shall be made by giving the Lender at least three Business Days' prior irrevocable written notice thereof, which notice shall specify (1) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the Interest Period therefor, (2) in the case of a conversion, the date of conversion (which date shall in any event be a Business Day), and (3) in the case of a conversion or continuation prior to the Completion Date affecting less than 100% of the principal amount of a Loan Advance, the amounts of such Loan Advance which are to be LIBOR Rate Loans and Base Rate Loans, respectively. If, at any time prior to the date a conversion to, or continuation of, a LIBOR Rate Loan is effective, the Lessee has received notice that any of the circumstances described in Sections 2.4(f)(i) or (iii) exist, the right of the Lessee to convert all or a portion of Base Rate Loans to LIBOR Rate Loans or to continue LIBOR Rate Loans for an additional Interest Period shall be suspended until the Lessee receives notice that the circumstances causing such suspension no longer exist.

        (d) Interest Period Determination. Notwithstanding the foregoing provisions of this Section 2.4:

                 (i) The Lessee may not select any Interest Period which ends after the Scheduled Termination Date;

                 (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the






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        last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                 (iii) After the Final Completion Date, if the Lessee shall fail to notify the Lender of its election of the duration of an Interest Period within the time period required under the terms of
        Section 2.4(c), then (subject to the provisions of Section 2.4(f) below) the subsequent Interest Period will automatically, on the last day of the then existing Interest Period therefor, be continued as an Interest Period having a duration of one month.

        (e) Appointment of Agents for Interest Rate Elections. The Lessee may, from time to time, and at any time upon notice to the Lender, appoint one or more agents for the limited purpose of making interest rate and Interest Period elections under this Section 2.4 below. The acts of such agent(s) shall be binding upon the Lessee unless and until such time as the Lessee shall notify the Lender that any such agent no longer has the authority to act on behalf of the Lessee. Unless and until the Lessee notifies the Lender otherwise, each of Douglas Seckel and Kelly Biar, acting alone, is hereby authorized by the Lessee to act as the Lessee's agent in accordance with this
Section 2.4.

        (f)      Interest Rate Protection.

                 (i) Suspension of LIBOR Rate Loans. If, with respect to any Interest Period, the Lender notifies the Lessee that the Applicable LIBOR Rate for such Interest Period will not adequately reflect the cost to the Lender of maintaining the Loan or any Loan Advance subject to such Interest Period, the obligation of the Lender to continue the Loan for an additional Interest Period shall be suspended until the Lender shall notify the Lessee that the circumstances causing such suspension no longer exist, and during the period of suspension the principal amount of the Loan shall bear interest at the Base Rate as in effect from time to time, payable monthly in advance on each Loan Payment Date during the period of suspension.

                 (ii)     Increased Costs. Subject to the provisions of Section
        6.11 hereof, if, due to either (A) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or
        (B) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining the Loan or any Loan Advance at the Applicable LIBOR Rate for any Interest Period, then the Lessee shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost. A certificate in reasonable detail as to the amount of such increased cost, submitted to the Lessee by the Lender, shall be conclusive and binding for all purposes, absent manifest error.

                 (iii) Illegality. Notwithstanding any other provision of this Loan Agreement, if the Lender shall notify the Lessee that the introduction of or any change in or in the






                                     - 5 -
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        interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to perform its obligations hereunder to make, or any Loan Advance at the Applicable LIBOR Rate for any Interest Period or to fund or maintain, the Loan or any Loan Advance at the Applicable LIBOR Rate for any Interest Period (A) the obligation of the Lender to continue the Loan, or any Loan Advance, for an additional Interest Period shall be suspended until the Lender shall notify the Lessee that the circumstances causing such suspension no longer exist and (B) during the period of suspension, the Loan, or such Loan Advances, as the case may be, then outstanding shall be automatically converted to bear interest at a rate per annum equal to the Base Rate then and thereafter in effect from time to time, payable on the last day of each month during which the Base Rate applies.

                 (iv) Indemnification for Breakage Costs. If (a) any payment of principal of the Loan or any Loan Advance is made other than on a Loan Payment Date that is also the last day of an Interest Period relating to such Loan or Loan Advance, as a result of (i) a payment or conversion pursuant to Section 2.4(f)(iii), above, (ii) a prepayment of the Loan in whole or in part for any reason, or (iii) for any other reason, or (b) the Lessor shall fail to create, borrow or effect a Loan Advance on the Funding Date specified in a Funding Requisition, then the Lessor shall, upon demand by the Lender, pay Breakage Costs to the Lender.

        SECTION 2.5 Interest on Overdue Amounts. If all or a portion of the principal amount of or interest on the Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lender under Section 5, bear interest at the Overdue Rate, but not exceeding the highest rate permitted by Applicable Law, in each case from the date of nonpayment until paid in full (as well after as before judgment).

        SECTION 2.6 Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Loan Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of the Loan in any manner it sees fit, subject in all respects to Applicable Law, it being understood however, that for the purposes of this Loan Agreement all determinations hereunder shall be made as if the Lender had actually funded and maintained each Loan Advance to which the Applicable LIBOR Rate applies during each Interest Period applicable thereto through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Applicable LIBOR Rate for such Interest Period.






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SECTION 3        RECEIPT, DISTRIBUTION AND APPLICATION OF CERTAIN PAYMENTS IN
                 RESPECT OF LEASE AND LEASED PROPERTY

        SECTION 3.1 Distribution and Application of Rent Payments.

        (a) Basic Rent. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Lender shall be applied by Lender, or caused to be applied, in the following order of priority:

                          first, to the Lender for the accrued and unpaid interest (including overdue interest) on the Note;

                          second, to the Lender, to the extent of Scheduled Rent received from the Lessee, to the outstanding principal of the Note then due; and

                          third, to the order of the Lessor, in an amount equal to the sum of all accrued and unpaid Contribution Return then due.

Payments of Scheduled Rent so received from the Lessee shall be allocated in reduction of the outstanding principal balance of each Parcel Tranche in accordance with the Parcel Tranche Payment Schedule for each Property.

        (b) Supplemental Rent. Each payment of Supplemental Rent received by the Lender shall be paid to or upon the order of the Person owed the same.

        SECTION 3.2 Distribution and Application of Certain Payments.

        (a) With respect to any individual Property, upon the Lender's receipt of:

                 (i) the net proceeds for a consummated sale of such Property received by the Lender in connection with the Lessee's exercise of the Purchase Option under Section 15.1 of the Lease, or

                 (ii) the receipt of insurance proceeds or other payments in respect of an Event of Loss or Event of Taking in respect of such Property,

the Lender shall apply or cause the same to be applied in the following order of priority:

                          first, to the Lender for the accrued and unpaid interest (including overdue interest) on the Parcel Tranche for such Property;

                          second, to the Lender for Breakage Costs, if any;






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                          third, to the Lender for the outstanding principal of
                          the Parcel Tranche for such Property; and

                          fourth, to the order of the Lessor, in an amount equal to the sum of all accrued and unpaid Contribution Return with respect to the Parcel Contribution Tranche for such Property plus the amount of the Parcel Contribution Tranche for such Property,

Any remaining amount shall be applied by the Lender and the Lessor, pari passu, to the payment of accrued and unpaid interest on the Note and accrued and unpaid Contribution Return until each is paid in full, and then pari passu, to the payment of the unpaid balance of the Note and the Contribution, respectively.

        (b) With respect to all the Leased Property, upon the Lender's receipt of:

                 (i) the net proceeds for a consummated sale of the Leased Property in connection with the Lessee's exercise of the Purchase Option under Section 15.1 of the Lease, or

                 (ii) the net proceeds for a consummated sale of the Leased Property received by the Lender in connection with the Lessee's exercise of the Purchase Obligation under Section 15.2 of the Lease, the Lender shall apply or cause the same to be applied in the following order of priority:

                          first, to the Lender for accrued and unpaid interest (including overdue interest) on the Note;

                          second, to the Lender for Breakage Costs, if any;

                          third, to the Lender for the outstanding principal of the Note; and

                          fourth, to the Lessor in an amount up to the sum of
                          (i) all accrued and unpaid Contribution Return as of and prorated to the date of payment, plus (ii) the outstanding balance of the Contribution, plus (iii) any unpaid Supplemental Rent or unpaid portion of the Lease Balance.

Any remaining amount shall, so long as there shall exist no outstanding Event of Default, be paid to Lessee.

        SECTION 3.3 Distribution and Application of Lessee Payment of Recourse Deficiency Amount Upon Exercise of Remarketing Option. The payment by the Lessee of the Recourse Deficiency Amount to the Lender on the Scheduled Termination Date, in accordance with Section

15.6 or 15.7 of the Lease upon the Lessee's exercise of the Remarketing Option, shall be applied by the Lender as follows:

                          first, to the Lender for the accrued and unpaid interest on the Note;

                          second, to the Lender for Breakage Costs, if any;

                          third, to the Lender for the outstanding principal of the Note;

                          fourth, to the Lessor in an amount up to the sum of
                          (i) all accrued and unpaid Contribution Return as of and prorated to the date of payment, plus (ii) the outstanding balance of the Contribution, plus (iii) any unpaid Supplemental Rent or unpaid portion of the Lease Balance; and

        SECTION 3.4 Distribution and Application of Remarketing Proceeds of Leased Property. Any payments received by the Lessor as proceeds from the sale of the Leased Property sold pursuant to the Lessee's exercise of the Remarketing Option pursuant to Section 15.6 or 15.7 of the Lease, shall be distributed by the Lessor as promptly as possible (it being understood that any such payment received by the Lessor on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date received in the funds so received) in the following order of priority:

                 first, to the Lender for the accrued and unpaid interest on the Note;

                 second, to the Lender for Breakage Costs, if any;

                 third, to the Lender for the outstanding principal of the Note;

                 fourth, to the Lessor in an amount equal to the sum of (i) all accrued and unpaid Contribution Return as of and prorated to the date of payment, plus (ii) the outstanding balance of the Contribution, plus (iii) any unpaid Supplemental Rent or unpaid portion of the Lease Balance; and

                 fifth, (i) if sold by the Lessee pursuant to Section 15.6 of the Lease, to the Lessee, the excess of such proceeds of sale, if any, and (ii) otherwise, to the Lessor.

        SECTION 3.5 Distribution and Application of Payments Received When an Event of Default Exists or Has Ceased to Exist Following Rejection of the Lease.

        (a) Proceeds of Leased Property. Any payments received by the Lessor or the Lender when an Event of Default exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to the Lessee described in Article XIII(g) of the Lease), as either or both:

                 (i) proceeds from the sale of any or all of the Leased Property sold pursuant to the exercise of the Lessor's remedies pursuant to Article XIV of the Lease; or

                 (ii) proceeds of any amounts from any insurer or any Governmental Authority in connection with an Event of Loss or Event of Taking;

shall, if received by Lessor, be paid to the Lender as promptly as possible, and shall be distributed or applied in the following order of priority prior to the Release Date:

                 first, to the Lender for any amounts expended by it in connection with the Leased Property or the Operative Documents and not previously reimbursed to it;

                 second, to the Lender for the accrued and unpaid interest on the Note;

                 third, to the Lender for Breakage Costs, if any,

                 fourth, to the Lender for the outstanding principal of the Note;

                 fifth, to the Lessor in an amount equal to the sum of (i) all accrued and unpaid Contribution Return prorated to the date of payment, plus (ii) the outstanding balance of the Contribution, plus (iii) any unpaid Supplemental Rent or unpaid portion of the Lease Balance; and

                 sixth, to the Person or Persons legally entitled thereto, the excess, if any; and

on and after the Release Date such amounts shall be paid over to the Lessor and shall be distributed by the Lessor first, to the Lessor for application to any unpaid amounts owing to the Lessor under the Operative Documents, and second, to the Person or Persons legally entitled thereto, the excess, if any.

        (b) Proceeds of Recoveries from Lessee. Any payments received by the Lender when an Event of Default exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to the Lessee described in Article XIII(g) of the Lease), from the Lessee as a payment in accordance with the Lease, shall be paid to the Lender as promptly as possible, and shall then be applied by the Lender as promptly as possible in the order of priority set forth in subsection (a) of this Section.

        SECTION 3.6 Distribution of Other Payments. All payments under Section
7.6 of the Participation Agreement shall be made first, to the Lender until the principal of, Breakage Costs, if any, and interest on, the Loan has been paid in full, and second, to Lessor who shall be entitled to retain all such remaining amounts. Except as otherwise provided in this Section, any payment received by the Lessor which is to be paid to the Lender pursuant hereto or for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Section shall, if received by Lessor, be paid forthwith to the Lender and when received shall be distributed forthwith by the Lender to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

        SECTION 3.7 Reinvestment Account. If on any date the Lender or the Lessor shall receive any amount in respect of (a) any Qualified Payment, or
(b) payments of Scheduled Rent in accordance with a Parcel Tranche Payment Schedule, or other principal payments, with respect to a Loan Payment Date which is not the last day of an Interest Period, then in any such case, the Lender or the Lessor, as the case may be, shall be required to pay such amount received (i) if no Event of Default shall have occurred and remain outstanding, to the Reinvestment Account (as hereinafter defined) to pay the principal balance of the Loan, or the respective Parcel Tranche, on the next Loan Payment Date which is also the last day of an Interest Period or (ii) if an Event of Default shall have occurred and remain outstanding, to apply and allocate the proceeds respecting this Section 3.7 in accordance with Section 3.5 hereof. Moneys received by the Lender in respect of amounts described in clauses (a) or
(b) above shall be deposited into a separate account which the Lender shall establish in the name of the Lessor for the benefit of the Lender and the Lessee (the "Reinvestment Account"). Pending application as herein provided, such funds shall be invested in Permitted Investments as directed by the Lessee. Interest earned on the moneys held in the Reinvestment Account shall be for the account of the Lessee and shall be paid to the Lender and deposited in the Reinvestment Account. Funds held in the Reinvestment Account shall be applied, to the reduction (or payment in full) of the Parcel Tranche to which such payment relates (and any balance, and any amount so received which is not identified by the Lender to any Parcel Tranche, shall be applied to some or all of the Parcel Tranches as the Lender shall determine in its sole discretion) on the next succeeding Loan Payment Date which is the end of an Interest Period.

        SECTION 4   THE LESSOR; EXERCISE OF REMEDIES UNDER LEASE

        SECTION 4.1 Covenant of Lessor. So long as the Loan remains outstanding and unpaid or any other amount is owing to Lender hereunder or under the other Operative Documents, the Lessor will promptly pay all amounts payable by it under this Loan Agreement and the Note in accordance with the terms hereof and thereof and shall duly perform each of its obligations under this Loan Agreement and the Note. The Lessor agrees to provide to the Lender a copy of each estoppel certificate that the Lessor proposes to deliver pursuant to
Section 18.13 of the Lease at least five (5) days prior to such delivery and to make any corrections thereto reasonably requested by the Lender prior to such delivery. The Lessor shall keep the Leased Property free and clear of all Lessor Liens. The Lessor shall not reject any sale of the Leased Property pursuant to Section 15.6 of the Lease unless the Loan has not been paid in full or the Lender consents to such rejection. In the event that the Lender directs the Lessor to reject any sale of the Leased Property pursuant to Section 15.6 of the Lease, the Lessor agrees to take such action as Lender reasonably requests to effect a sale or other disposition of the Leased Property. If a Loan Event of Default under Section 5.1(e) hereof occurs, the Lessor will not reject the Lease but shall assign the same to the Lender and the Lender agrees to assume the Lessor's obligations thereunder.

        SECTION 4.2 Lessor Obligations Nonrecourse; Payment from Certain Lease Obligations and Certain Proceeds of Leased Property Only. All payments to be made by the Lessor in respect of the Loan, the Note and this Loan Agreement shall be made only from certain payments received under the Lease and certain proceeds of the Leased Property and only to the extent that the Lessor or the Lender shall have received sufficient payments from such sources to make payments in respect of the Loan in accordance with Section 3. The Lender agrees that it will look solely to such sources of payments to the extent available for distribution to the Lender as herein provided and that neither the Lessor nor any of its members or other Affiliates, or JH Management Corporation, or any of their respective incorporators, stockholders, directors, employees, officers or agents, shall be personally liable to the Lender for any amount payable hereunder or under the Note. Nothing in this Loan Agreement, the Note or any other Operative Document shall be construed as creating any liability (other than for willful misconduct) of the Lessor individually to pay any sum or to perform any covenant, either express or implied, in this Loan Agreement, the Note or any other Operative Document (all such liability, if any, being expressly waived by the Lender). The Lender, on behalf of itself and its successors and assigns, agrees in the case of any liability of the Lessor hereunder or under any of the Operative Documents (except for such liability attributable to its willful misconduct) that it will look solely to those certain payments received under the Lease and those certain proceeds of the Leased Property; provided, however, that the Lessor in its individual capacity (but not the Lessor, its members or other Affiliates, or JH Management Corporation, or any of their respective incorporators, stockholders, directors, employees, officers and agents) shall in any event be liable with respect to
(i) the removal of Lessor's Liens or liabilities involving its willful misconduct or (ii) failure to turn over payments the Lessor has received in accordance with Section 3; and provided, further that the foregoing exculpation of the Lessor shall not be deemed to be exculpations of the Lessee or any other Person.

        SECTION 4.3 Exercise of Remedies Under Lease.

        (a) Event of Default. With respect to any Event of Default as to which notice thereof by the Lessor to the Lessee is a requirement to cause such Event of Default to become an Event of Default, the Lessor may at any time in its discretion give such notice; provided, however, that the Lessor agrees to give such notice to the Lessee promptly upon receipt of a written request by the Lender.

        (b) Acceleration of Lease Balance. When an Event of Default exists, the Lessor, upon the direction of the Lender, shall exercise remedies under Article XIV of the Lease to demand payment in full of the Lease Balance by the Lessee (an "Acceleration"). Following an Acceleration, the Lessor shall consult with the Lender regarding actions to be taken in response to such Event of Default. The Lessor shall not, without the prior written consent of Lender, and shall (subject to the provisions of this Section), if so directed by the Lender, do any of the following: commence eviction or foreclosure proceedings, or file a lawsuit against the Lessee under the Lease, or sell the Leased Property, or exercise other remedies against the Lessee under the Operative Documents in respect of such Event of Default; provided, however, that any payments received by the Lessor shall be distributed in accordance with Section 3. Notwithstanding any such consent, direction or approval by the Lender of any such action or omission, the Lessor shall have no obligation to follow such direction if the same would, in the Lessor's reasonable judgment, require the Lessor to expend its own funds or expose the Lessor to liability, expense, loss or damages unless and until the Lender advances to the Lessor an amount or offers the Lessor an indemnity in an amount, in either case, which is sufficient, in Lessor's reasonable judgment, to cover such liability, expense, loss or damage. Notwithstanding the foregoing, on and after the Release Date, the Lender shall have no rights to the Leased Property or any proceeds thereof, the Lender shall have no rights to direct or give consent to any actions with respect to the Leased Property and the proceeds thereof, the Lessor shall have absolute discretion as to the exercise of remedies with respect to the Leased Property, and the proceeds thereof, including, without limitation, any foreclosure or sale of the Leased Property, and the Lessor shall have no liability to the Lender with respect to the Lessor's actions or failure to take any action with respect to the Leased Property.

        SECTION 5   LOAN EVENTS OF DEFAULT; REMEDIES

        SECTION 5.1 Loan Events of Default. Each of the following events shall constitute a Loan Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority) and each such Loan Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

                 (a) The Lessor shall fail to distribute in accordance with the provisions of Section 3 any amount received by the Lessor pursuant to the Lease or the Participation Agreement within three (3) Business Days of receipt thereof if and to the extent that the Lender is entitled to such amount or a portion thereof;

                 (b) The Lessor shall fail to pay to the Lender, within two (2) Business Days of the Lessor's receipt thereof, any amount which the Lessee is required, pursuant to the Operative Documents, to pay to the Lender but erroneously pays to the Lessor;

                 (c) The default by Lessor in the making of any payment in respect of the Loan, the Note or this Loan Agreement for 5 days after receipt by Lessor of written notice thereof from the Lender;

                 (d) The default by the Lessor in the performance of any other covenant or condition herein or in any other Operative Document to which the Lessor is a party, which failure shall continue unremedied for 10 days after receipt by the Lessor of written notice thereof from the Lender;

                 (e) Any representation or warranty of the Lessor contained in any Operative Document or in any certificate required to be delivered thereunder shall prove to have been incorrect in a material respect when made and shall not have been cured within 10 days of receipt by the Lessor of written notice thereof from the Lender; or

                 (f) The Lessor shall become bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for the Lessor or for substantially all of its respective property without its consent and shall not be dismissed or stayed within a period of 30 days; or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against the Lessor and, if instituted against the Lessor, shall not be dismissed or stayed for a period of 30 days.

        SECTION 5.2 Loan Event of Default; Remedies.

        (a) Upon the occurrence of a Loan Event of Default hereunder, (i) if such event is a Loan Event of Default specified in clause (f) of Section 5.1 with respect to the Lessor, automatically, and without the necessity of any notice or declaration by or to the Lender, or the Lessor, the outstanding principal of, and accrued interest on, the Loan shall be immediately due and payable and (ii) if such event is any other Loan Event of Default, the Lender may, by notice of default to the Lessor, declare the outstanding principal of, and accrued interest on, the Loan to be immediately due and payable, whereupon the outstanding principal of, and accrued interest on, the Loan shall become and be immediately due and payable.

        (b) When a Loan Event of Default exists, the Lender may exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder, under the Note, the Mortgages, and the Assignment of Lease and Rents and shall have and may exercise any and all rights and remedies available under the UCC or any other provision of law or in equity. When a Loan Event of Default exists, the Lender may have the right to exercise all rights of the Lessor under the Lease pursuant to the terms and in the manner provided for in the Mortgages and the Assignment of Lease and Rents.

        (c)      Except as expressly provided above, no remedy under this
Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under this Section or under the other Operative Documents or otherwise available at law or in equity. The exercise by the Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise of any other remedy or remedies. No express or implied waiver by the Lender of any Loan Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Loan Event of Default. The failure or delay of the Lender in exercising any rights granted it hereunder or under any of the other Operative Documents upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Lender shall not exhaust the same or constitute a waiver of any other right provided herein or in any of the other Operative Documents.

        SECTION 6   MISCELLANEOUS

        SECTION 6.1 Amendments and Waivers. Neither this Loan Agreement, the Note nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of Section 8.4 of the Participation Agreement.

        SECTION 6.2 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be given in accordance with Section 8.2 of the Participation Agreement.

        SECTION 6.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        SECTION 6.4 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the Lessor, the Lender and their respective successors and permitted assigns.

        SECTION 6.5 Counterparts. This Loan Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Loan Agreement, (a) the signature pages taken from separate individually executed counterparts of this Loan Agreement may be combined to form multiple fully executed counterparts and
(b) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Loan Agreement shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

        SECTION 6.6 Governing Law. THIS LOAN AGREEMENT AND THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LOAN AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

        SECTION 6.7 Survival and Termination of Agreement. All covenants, agreements, representations and warranties made herein and in any certificate, document or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Loan Agreement and the Note and shall continue in full force and effect so long as the Note or any amount payable to Lender under or in connection with this Loan Agreement or the Note is unpaid, at which time this Loan Agreement shall terminate.

        SECTION 6.8 Entire Agreement. This Loan Agreement sets forth the entire agreement of the parties hereto with respect to its subject matter, and supersedes all previous understandings, written or oral, with respect thereto.

        SECTION 6.9 Severability. Any provision of this Loan Agreement or of the Note which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of any such provision in any other jurisdiction.

        SECTION 6.10 No Recourse. Except as provided in Section 4.2 hereof, no recourse shall be had for any claims under this Loan Agreement against any incorporator, shareholder, officer, or director, past, present or future, of the Lessor or of any successor corporation, or against JH Management Corporation, either directly or through the Lessor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the acceptance hereof, expressly waived and released.

        SECTION 6.11 Limitation on Interest. Any provision to the contrary contained in this Loan Agreement or in any of the other Operative Documents notwithstanding, it is expressly provided that in no case or event shall the aggregate of (i) all interest payable by the Lessee or the Lessor and (ii) the aggregate of any other amounts accrued or paid pursuant to this Loan Agreement or any of the other Operative Documents, which under applicable laws are or may be deemed to constitute interest, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received. In this connection, it is expressly stipulated and agreed that it is the intent of the Lessee, the Lessor and the Lender to contract in strict compliance with the applicable usury laws of the State of Texas and of the United States (whichever permit the higher rate of interest) from time to time in effect. In furtherance thereof, none of the terms of this Loan Agreement or any of the other Operative Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum contract interest rate permitted to be contracted for, charged or received by the applicable laws of the United States or the State of Texas (whichever permit the higher rate of interest). The Lessee, the Lessor and any other parties now or hereafter becoming liable for payment of any indebtedness under this Loan Agreement or any other Operative Documents shall never be liable for interest in excess of the maximum rate that may be lawfully contracted for or charged under the laws of the State of Texas and of the United States (whichever permit the higher rate of interest). If under any circumstances the aggregate amounts paid include amounts which by law are deemed interest which would exceed the maximum amount of interest which could lawfully have been contracted for, charged or received, the parties stipulate that such amounts will be deemed to have been paid as a result of an error on the part of the parties, and the party receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the party making such payment, refund the amount of such excess or at the Lender's option, credit such excess against any unpaid principal balance owing. To the maximum extent permitted by applicable law, all amounts contracted for, charged or received for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Loan. The provisions of this Section shall control all of the Operative Documents.

        SECTION 6.12 Waiver of Consumer Rights. The Lessor and the Lender do each hereby represent and warrant to one another that (a) it is not in a significantly disparate bargaining position, (b) it is represented by legal counsel in seeking or acquiring goods or services and such legal counsel was not directly nor indirectly identified, suggested or selected by the other, (c) it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction, including the transaction evidenced by the Operative Documents, and (d) the Operative Documents are not a result of any disparity in bargaining position among the Lessee, the Lessor and the Lender and were negotiated on an arms-length basis and represent the bargained-for agreement of parties. THE LESSOR AND THE LENDER EACH WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION
17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, THE LESSOR AND THE LENDER EACH VOLUNTARILY CONSENTS TO THIS WAIVER.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS THEREOF, the parties hereto have caused this Loan Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    ASSET XVI HOLDINGS COMPANY, L.L.C.,
                                    as Lessor and Borrower

                                    by    Asset Holdings Corporation I,
                                          a Delaware corporation,
                                          its managing member


                                          By:
                                             --------------------------------
                                          Name: Anne Brennan
                                          Title: Secretary


                                    BANK ONE, TEXAS, N.A., as Lender


                                    By:
                                       ------------------------------
                                    Name: John E. Elam, Jr.
                                    Title: Vice President

                                   APPENDIX I
                                       TO
                         MASTER PARTICIPATION AGREEMENT
           MASTER LEASE AND DEVELOPMENT AGREEMENT AND LOAN AGREEMENT

                         DEFINITIONS AND INTERPRETATION


                              [See separate text]

                                  APPENDIX II
                                PROMISSORY NOTE

$19,000,000                                                      April ___, 1998

         FOR VALUE RECEIVED, the undersigned ASSET XVI HOLDINGS COMPANY, L.L.C., a Massachusetts limited liability company, as Lessor (the "Lessor") under that certain Loan Agreement, dated as of April 3, 1998 (the "Loan Agreement"), between the Lessor and Bank One, Texas, N.A. (the "Lender"), promises to pay to the order of the Lender at its address located at Bank One Center, 910 Travis, 7th Floor, Houston, Texas 77002 or such other address as the Lender shall hereafter designate in writing to the Lessor, the aggregate unpaid principal amount of all Loan Advances made by the Lender to, or for the benefit of, the Lessor, as recorded in the records of the Lender (and such recordation shall constitute prima facie evidence of the information so recorded; provided, however, that the failure to make any such recordation shall not in any way affect the Lessor's obligation to repay this Note). The principal amount of this Note in respect of each Parcel Tranche shall be payable in installments on each Loan Payment Date from and after the twenty-fifth (25th) Loan Payment Date after the related Parcel Closing Date in accordance with the Loan Agreement and the Parcel Tranche Payment Schedule therefor delivered in accordance therewith and, in any event, on or prior to the Lease Termination Date as provided in the Loan Agreement.

         The Lessor further promises to pay interest (computed, to the extent such computation would not result in interest in excess of that which is permitted by Applicable Law, using the actual number of days elapsed and a 360-day year), on each Loan Payment Date, on the unpaid principal amount of this Note from time to time outstanding, payable as provided in the Loan Agreement, at the interest rates determined in accordance with the provisions of Section 2.4 of the Loan Agreement and to pay interest on amounts not paid when due under this Note at the Overdue Rate, not exceeding the highest rate permitted by Applicable Law. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America at the office of the Lender as provided above or such other address as the Lender shall have designated to the Lessor, in immediately available funds.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, and notice of dishonor, notice of the existence, creation or nonpayment of all or any of the Loan Advances and all other notices whatsoever.

         ALL PAYMENTS TO BE MADE BY THE LESSOR IN RESPECT OF THE LOAN AND THIS NOTE SHALL BE MADE ONLY FROM CERTAIN PAYMENTS RECEIVED UNDER THE LEASE AND PROCEEDS OF THE LEASED PROPERTY AND ONLY TO THE EXTENT THAT THE LESSOR SHALL HAVE RECEIVED SUFFICIENT PAYMENTS FROM SUCH SOURCES TO MAKE PAYMENTS IN RESPECT OF THE LOAN IN ACCORDANCE WITH AND SUBJECT TO THE PRIORITIES SET FORTH IN
SECTION 3 OF THE LOAN AGREEMENT. THE LENDER BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL LOOK SOLELY TO SUCH SOURCES OF PAYMENT TO THE EXTENT AVAILABLE FOR DISTRIBUTION TO THE LENDER AS PROVIDED IN THE LOAN AGREEMENT AND THAT NEITHER THE LESSOR NOR ANY OF ITS CONSTITUENT MEMBERS OR AFFILIATES, NOR JH MANAGEMENT CORPORATION, NOR THEIR INCORPORATORS, STOCKHOLDERS, DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES OR AGENTS

SHALL BE PERSONALLY LIABLE TO THE LENDER FOR ANY AMOUNT PAYABLE HEREUNDER OR UNDER THE LOAN AGREEMENT. NOTHING IN THIS NOTE, THE LOAN AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT SHALL BE CONSTRUED AS CREATING ANY LIABILITY (OTHER THAN FOR WILLFUL MISCONDUCT) OF THE LESSOR INDIVIDUALLY TO PAY ANY SUM OR TO PERFORM ANY COVENANT, EITHER EXPRESS OR IMPLIED, IN THIS NOTE, THE LOAN AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT (ALL SUCH LIABILITY, IF ANY, BEING EXPRESSLY WAIVED BY THE LENDER BY ITS ACCEPTANCE HEREOF) AND THAT THE LENDER AND EACH OTHER HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS, AGREES IN THE CASE OF ANY LIABILITY OF THE LESSOR HEREUNDER OR THEREUNDER (EXCEPT FOR SUCH LIABILITY ATTRIBUTABLE TO LESSOR'S WILLFUL MISCONDUCT) THAT IT WILL LOOK SOLELY TO THOSE CERTAIN PAYMENTS RECEIVED UNDER THE LEASE AND THOSE CERTAIN PROCEEDS OF THE LEASED PROPERTY AS PROVIDED IN
SECTION 3 OF THE LOAN AGREEMENT; PROVIDED, HOWEVER, THAT THE LESSOR IN ITS INDIVIDUAL CAPACITY (BUT NOT THE LESSOR'S INCORPORATORS, STOCKHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS) SHALL IN ANY EVENT BE LIABLE WITH RESPECT TO (i) THE REMOVAL OF LESSOR LIENS RESULTING FROM CLAIMS AGAINST OR ACTS OR BREACHES BY THE LESSOR IN EACH CASE IN ITS INDIVIDUAL CAPACITY AND INVOLVING ITS WILLFUL MISCONDUCT OR (ii) FAILURE TO TURN OVER PAYMENTS THE LESSOR HAS RECEIVED IN ACCORDANCE WITH SECTION 3 OF THE LOAN AGREEMENT; AND PROVIDED, FURTHER, THAT THE FOREGOING EXCULPATION OF THE LESSOR SHALL NOT BE DEEMED TO BE EXCULPATIONS OF THE LESSEE OR ANY OTHER PERSON.

         Any provision to the contrary contained in this Note or in any of the other Operative Documents notwithstanding, it is expressly provided that in no case or event shall the aggregate of (i) all Interest payable by the Lessor and
(ii) the aggregate of any other amounts accrued or paid pursuant to this Note or any of the other Operative Documents, which under applicable laws are or may be deemed to constitute interest, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received. In this connection, it is expressly stipulated and agreed that it is the intent of the Lessor and the Lender to contract in strict compliance with the applicable usury laws of the State of Texas and of the United States (whichever permit the higher rate of interest) from time to time in effect. In furtherance thereof, none of the terms of this Note or any of the other Operative Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum contract interest rate permitted to be contracted for, charged or received by the applicable laws of the United States or the State of Texas (whichever permit the higher rate of interest). The Lessor and any other parties now or hereafter becoming liable for payment of any indebtedness under this Note or any other Operative Documents shall never be liable for interest in excess of the maximum rate that may be lawfully contracted for or charged under the laws of the State of Texas and of the United States (whichever permit the higher rate of interest). If under any circumstances the aggregate amounts paid include amounts which by law are deemed interest which would exceed the maximum amount of interest which could lawfully have been contracted for, charged or received, the parties stipulate that such amounts will be deemed to have been paid as a result of an error on the part of the parties, and the party receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the party making such payment, refund the amount of such excess or at the Lender's option, credit such excess against any unpaid principal balance owing. To the maximum extent permitted by applicable law, all amounts contracted for,






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



charged or received for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law principles.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

                                        ASSET XVI HOLDINGS COMPANY, L.L.C.,
                                        as Lessor

                                        By   Asset Holdings Corporation I,
                                             its Managing Member


                                             By:
                                                ------------------------------
                                             Name: Anne Brennan
                                             Title: Secretary






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